Exhibit 99.1

ContraVir Pharmaceuticals to Provide Corporate, Business and Clinical Updates

Conference Call and Live Audio Webcast Scheduled for June 25, 2018, 4:30 p.m. ET

EDISON, N.J., June 18, 2018 - ContraVir Pharmaceuticals, Inc. (NASDAQ:CTRV), a biopharmaceutical company focused on the development and commercialization of therapeutic drugs for the treatment of hepatitis B virus (HBV), announced today that the company will host a conference call and live audio webcast on Monday, June 25, 2018 at 4:30 p.m. ET to discuss recent corporate, business and clinical updates.

Conference Call Information:

Interested participants and investors may access the conference call by dialing 1 (409) 983-9733 or 1 (844) 535-3939 and providing audience code 1042879.

An audio webcast will be accessible via the Investors section of ContraVir’s website at http://ir.contravir.com/investor-relations.  An archive of the webcast will remain available for 90 days beginning at approximately 5:30 p.m., ET on June 25, 2018.

About ContraVir Pharmaceuticals

ContraVir is a biopharmaceutical company focused on the development and commercialization of targeted antiviral therapies with a specific focus on developing a potentially curative therapy for hepatitis B virus (HBV). The company is developing two novel anti-HBV compounds with complementary mechanisms of action. TXL™, a nucleoside analog lipid prodrug of tenofovir (TFV), is designed to deliver higher hepatic intracellular concentrations of the active tenofovir species (tenofovir diphosphate) while reducing concentrations of tenofovir outside the liver, causing fewer off-target toxicities and side-effects. CRV431, the other anti-HBV compound, is a next-generation cyclophilin inhibitor with a novel structure that increases its potency and selective index against HBV. In vitro and in vivo studies have thus far demonstrated that CRV431 reduces HBV DNA and other viral proteins, including surface antigen (HBsAg). For more information visit www.contravir.com.

For further information, please contact:

Sharen Pyatetskaya
Director of Investor Relations
sp@contravir.com; (732) 902-4028